UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A (“Amendment No. 1”) is being filed solely to update the results of the shareholder votes presented under Item 5.07 in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2020 (“Original Form 8-K”) to correct the numbers of shares reported as voting for and against Proposal 3. For purposes of clarity, this Amendment No. 1 amends and restates Item 5.07 of the Original Form 8-K in its entirety. No other changes are being made to the Original Form 8-K, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Applied Optoelectronics, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on June 4, 2020. Holders of an aggregate of 20,253,879 shares of the Company’s common stock at the close of business on April 9, 2020 were entitled to vote at the meeting, of which 14,823,757 or 73.18%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1: Election of Class I Directors

	Votes For	Votes Withheld	Broker Non-Votes
Che-Wei Lin	4,380,775	2,087,574	8,355,408
Elizabeth Loboa	6,201,210	267,139	8,355,408

Proposal 2: Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Votes Abstaining
13,682,617	548,931	592,209

Proposal 3: To approve, on an advisory basis, our executive compensation, or the say-on-pay vote.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
2,857,246	3,518,601	92,502	8,355,408

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By:	/s/ DAVID C. KUO
David C. Kuo General Counsel and Secretary

Date:  April 23, 2021

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